Exhibit 99.1

Ultralife Corporation Announces Resignation of John C. Casper as VP Finance and Chief Financial Officer

Philip A. Fain, Vice President of Business Development, Named Chief Financial Officer, on an Interim Basis

NEWARK, N.Y.--(BUSINESS WIRE)--November 11, 2009--Ultralife Corporation (NASDAQ: ULBI) announced that John C. Casper has resigned his position as vice president of finance and chief financial officer effective November 9, to pursue other opportunities. The Board of Directors has named Philip A. Fain, Ultralife’s vice president of business development, to serve as chief financial officer on an interim basis while it conducts a search for a new vice president of finance and chief financial officer. Both internal and external candidates will be considered.

“Since joining Ultralife in February 2008, Phil’s role has expanded beyond his responsibilities for managing new business development and strategic alliance activities,” said John D. Kavazanjian, Ultralife’s president and chief executive officer. “Most recently, he played key roles both in the comprehensive review of the company’s operations, cost structure and working capital management and in implementing the various actions that have been taken to lower the cost basis of the business. He has also been directly involved in working to restructure our revolving credit line to an asset based lending facility that more closely matches our operating needs.”

“Phil has readily assumed these additional responsibilities while continuing to lead the company’s strategic planning and business development activities,” concluded Kavazanjian. “We are fortunate to have a financial executive of Phil’s caliber who also possesses extensive knowledge of Ultralife’s operations, to step into the role of chief financial officer on an interim basis.”

Mr. Fain, 55, began his career as a CPA and consultant with Arthur Anderson & Co., after which he joined Bausch & Lomb where he served in various management and executive positions including roles in corporate accounting, financial reporting and corporate audit functions. He became vice president and controller for B&L's U.S. Sunglass business and served as senior vice president of finance for the Global Eyewear business where he provided worldwide financial, information technology and business development leadership for this business, which included the Ray-Ban brand.

About Ultralife Corporation

Ultralife Corporation, which began as a battery company, now serves its markets with products and services ranging from portable and standby power solutions to communications and electronics systems. Through its engineering and collaborative approach to problem solving, Ultralife serves government, defense and commercial customers across the globe.

Ultralife’s family of brands includes: Ultralife Batteries, Stationary Power Services, RPS Power Systems, ABLE, McDowell Research, RedBlack Communications and AMTI. Ultralife’s operations are in North America, Europe and Asia. For more information on Ultralife, visit www.ultralifecorp.com.

This press release may contain forward-looking statements based on current expectations that involve a number of risks and uncertainties. The potential risks and uncertainties that could cause actual results to differ materially include: worsening global economic conditions, increased competitive environment and pricing pressures, disruptions related to restructuring actions and delays and the possibility of intangible asset impairment charges that may be taken should management decide to retire one or more of the brands of acquired companies in the future. The Company cautions investors not to place undue reliance on forward-looking statements, which reflect the Company’s analysis only as of today’s date. The Company undertakes no obligation to publicly update forward-looking statements to reflect subsequent events or circumstances. Further information on these factors and other factors that could affect Ultralife's financial results is included in Ultralife's Securities and Exchange Commission (SEC) filings, including the latest Annual Report on Form 10-K.

CONTACT:
Ultralife Corporation
Julius Cirin, 315-332-7100
jcirin@ultralifecorp.com
or
Investor Relations:
Lippert/Heilshorn & Associates, Inc.
Jody Burfening, 212-838-3777
jburfening@lhai.com